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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
UNDER
THE SECURITIES ACT OF 1933

Date of report (Date of earliest event reported): September 10, 2002

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19536	95-3971414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

Item 5. Other Events.

Reincorporation

        Effective September 10, 2002, F.A.O., Inc., a California corporation ("FAO California") completed a statutory merger effected for the purpose of changing its state of incorporation from California to Delaware by merging into a newly formed Delaware corporation, FAO, Inc. ("FAO Delaware"). This change in FAO California's state of incorporation was approved by the holders of a majority of FAO California's outstanding shares of common stock at FAO California's special meeting of shareholders on March 26, 2002.

        As a result of the merger, each outstanding share of FAO California's common stock, no par value, was automatically converted into one share of FAO Delaware, $0.001 par value per share. Each stock certificate representing issued and outstanding shares of FAO California's common stock will continue to represent the same number of shares of common stock of FAO Delaware. The FAO Delaware common stock will continue to be traded on the Nasdaq National Market without interruption under the symbol "FAOO."

        FAO Delaware will continue to operate the business of FAO California under the name FAO, Inc. The reincorporation will not result in any change in FAO California's business, assets or liabilities, will not cause FAO's California's headquarters to be moved, and will not result in any relocation of management or other employees.

Description of Capital Stock

        FAO Delaware is authorized to issue up to 75,000,000 shares of common stock, $0.001 par value per share, and 250,000 shares of preferred stock, $0.001 par value per share.

  FAO Delaware's Common Stock

        FAO Delaware's common stock is traded on the Nasdaq National Market under the symbol FAOO.

        Each holder of FAO Delaware's common stock is entitled to one vote per share registered in his or her name on FAO Delaware's books on all matters submitted to a vote of FAO Delaware's stockholders.

        The holders of outstanding shares of common stock of FAO Delaware are entitled to receive dividends, when and if declared by the board of directors, out of the assets of FAO Delaware which by law are available therefor, payable in cash, in property or in shares of capital stock. Each stockholder is entitled to one vote for each share of common stock held of record by that holder on the books of FAO Delaware for the election of directors and on all matters submitted to a vote of stockholders of the corporation. Holders of FAO Delaware's common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. In the event of liquidation, dissolution or winding up of the affairs of FAO Delaware, after payment of claims of creditors and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock, holders of FAO Delaware common stock will be entitled to receive all of the remaining assets of FAO Delaware of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of FAO Delaware common stock held by them. The rights, preferences and privileges of the holders of FAO Delaware common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock, which the board of directors may designate in the future.

        FAO Delaware may issue preferred stock at such time or times and for such consideration as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series. The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of FAO Delaware's Certificate of Incorporation, to provide for the issuance of all or any shares of preferred stock, in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be determined by the board of directors.

  FAO Delaware Preferred Stock

        FAO Delaware has no outstanding shares of preferred stock. FAO Delaware's board of directors, however, is authorized at any time and from time to time to create and provide for the issuance of shares of preferred stock in one or more series and to fix, from time to time, the relative rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock. The authority of FAO Delaware's board of directors with respect to each series of preferred stock includes the determination of the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series. The board of directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a certificate of designation defining the rights and preferences of such series.

  Certain Provisions in FAO Delaware's Certificate of Incorporation and Bylaws

        FAO Delaware's certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with FAO Delaware's board of directors rather than pursue non-negotiated takeover attempts.

  Blank Check Preferred Stock

        FAO Delaware's certificate of incorporation authorizes blank check preferred stock. FAO Delaware's board of directors can set the voting, redemption, conversion and other rights relating to the preferred stock and can issue the stock in either a private or public transaction. The issuance of any preferred stock may have the effect of delaying or preventing a change in control of FAO Delaware without further stockholder action and may adversely affect the rights and powers, including voting rights of the holders of FAO Delaware's common stock, rights to receive dividends and rights to payments upon liquidation. In certain circumstances, the issuance of preferred stock could depress the market price of FAO Delaware's common stock.

  No Shareholder Action by Written Consent

        FAO Delaware's bylaws require that any action taken by FAO Delaware's shareholders be held at a duly called noticed meeting and cannot be taken by written consent.

Securities Registered Under the Securities Exchange Act of 1934

        FAO California's common stock was registered under Section 12(g) of the Securities Exchange Act of 1934. FAO Delaware's common stock will be deemed registered under the Securities Exchange Act of 1934 by operation of paragraph (a) of Rule 12g-3 of the Securities Exchange Act of 1934.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

2.1	Agreement and Plan of Merger by and between FAO, Inc. and F.A.O., Inc. dated August 23, 2002.
3.1	Certificate of Incorporation of FAO, Inc. dated March, 26, 2002.(1)
3.2	Bylaws of FAO, Inc., as last amended August 22, 2002.
3.3	Form of FAO, Inc. Common Stock Certificate.

(1)
Filed as an Exhibit to F.A.O., Inc.'s Current Report on Form 8-K, dated March 26, 2002 (filed August 26, 2002).

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.
Date: September 10, 2002	/s/ Jerry R. Welch Jerry R. Welch President and Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits